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                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT


        THIS PURCHASE AGREEMENT, effective as of the 1st day of July, 2002 (the "Agreement"), by and between Horseshoe Gaming Holding Corp., a Delaware company ("Horseshoe"), and G. A. Robinson III ("Seller").

                                    RECITALS:

        Horseshoe is a casino owner/operator with its principal office in Tinley Park, Illinois.

        Seller is the current owner of 237.15 shares ("Ownership Interest") of Horseshoe and Seller has a capital account with a balance of $2,796,808.00 (the "Capital Account"). Seller desires to sell 68.00 shares (the "Redeemed Shares"). Seller shall retain ownership of 169.15 shares.

        Horseshoe and Seller have agreed that the fair market value of the Redeemed Shares is Two Million, Five Hundred Twelve Thousand, Seven Hundred and Thirty-six Dollars ($2,512,736.00).

        NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

        1. Subject to the terms and conditions set forth herein, Seller agrees to sell, transfer, convey, assign and deliver to Horseshoe, and Horseshoe agrees to purchase, acquire and accept from Seller, the Redeemed Shares, at the price of $2,512,736.00 (the "Purchase Price"), payable in cash within fifteen (15) days of receipt of all required regulatory approvals.

        2. Seller hereby unconditionally releases and discharges Horseshoe from any and all claims, known or unknown, directly or indirectly related to or in any way connected with the Redeemed Shares and any and all agreements in any way connected with or related thereto other than this Agreement. Seller's capital account shall be reduced by $801,942.00 representing a proportional reduction to this Capital Account as a result of the sale of the Redeemed Shares.

        3. Seller represents and warrants that Seller is the lawful record and beneficial owner of the Redeemed Shares, free and clear of any liens, claims, encumbrances, marital property rights, security agreements, equities, options, charges or restrictions of any kind. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and may be amended only by writing signed by each party hereto.

        4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        5. This Agreement and the rights and obligations of the Company and the Seller hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal


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laws of the State of New York (including Section 5-1401 of the General
Obligations Law of the State of New York), without regard to conflicts of laws principles.

        6. This Agreement is subject to the approval of the appropriate gaming regulatory authorities where required. The transfer of the Redeemed Shares hereunder and the payment of the Purchase Price as consideration therefore shall not occur unless and until any required approval is obtained.

        7. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

        8. Horseshoe, on the one hand, and Seller, on the other hand, shall pay their respective fees and expenses incurred by them in connection with the transaction contemplated herein.

        9. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                            HORSESHOE:

                                            HORSESHOE GAMING HOLDING CORP.
                                            a Delaware corporation


                                            By: /s/ Kirk Saylor
                                            ------------------------------------
                                            Kirk Saylor, Chief Financial Officer

                                            SELLER:


                                            /s/  G. A. Robinson III
                                            ------------------------------------
                                            G. A. Robinson III


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